Exhibit 2



                       REGISTRATION RIGHTS AGREEMENT

                                   among


                         GILAT COMMUNICATIONS LTD.
                              (the "Company")


                                    and


                   SHAMROCK HOLDINGS OF CALIFORNIA, INC.












                         Dated as of June 30, 2000

     This Registration Rights Agreement (the "Agreement"), dated as of June 30, 2000, is by and among Gilat Communications Ltd., an Israeli company (the "Company"), and Shamrock Holdings of California, Inc., a California corporation.

     WHEREAS, the Company proposes to issue and sell to the Purchaser Convertible Notes pursuant to the Note Purchase Agreement (as each such term is defined herein); and

     WHEREAS, as a condition of entering into the Note Purchase Agreement, the Purchaser has requested that the Company extend it registration rights and other rights as set forth herein; and

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement and the Note Purchase Agreement, the parties agree as follows:

     1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

     "Affiliate" of any specified person means any other person directly or indirectly controlling or controlled by or under the direct or indirect common control with such specified person, provided, however, that no Purchaser shall be deemed an Affiliate of the Company for purposes hereof. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities or by agreement or otherwise. For the purposes of this Agreement, Affiliates of the Purchaser shall include (i) any entity which 50% or more of its voting or equity securities are owned, directly or indirectly, by Shamrock Holdings, Inc. or Shamrock Holdings of California, Inc., any executive officers of Shamrock Holdings, Inc. or Shamrock Holdings of California, Inc. and/or any member of the Roy E. Disney family (or any trust for his/her benefit) and (ii) any entity in which Shamrock Holdings Inc. or Shamrock Holdings of California or any of the foregoing referenced in (i) serves as a general partner or manager.

     "Commission" means the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

     "Conversion Shares" means shares of Ordinary Shares issued upon conversion of the Convertible Notes.

     "Convertible Notes" means the notes issued pursuant to the Note Purchase Agreement, including the Additional Notes (as defined therein), and any notes issued in replacement or exchange of such notes.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder, as amended.

     "Initiating Holders" means the beneficial owners (as determined pursuant to Rule 13d-3 of the Exchange Act) of at least 30% of the Conversion Shares, at the time that a request for registration is made under Section 2.

     "Ordinary Shares" means the Ordinary Shares, nominal value NIS 0.01 each, of the Company.

     "Note  Purchase   Agreement"  mean  the   Convertible   Note  Purchase
Agreement, dated as of the date hereof, among the Company and the Purchaser.

     "Permitted Transferees" means (i) any Affiliate of Shamrock Holdings of California, Inc., and (ii) Private Equity Holding, A.G. ("PEH") and any entity which controls, is controlled by or under common control with, PEH.

     "Purchasers" means Shamrock Holdings of California, Inc. and any subsequent assignee of rights hereunder pursuant to Section 12 herein.

     "Registrable Shares" means (i) the Conversion Shares issued and issuable upon conversion of the Convertible Notes; (ii) any shares of Ordinary Shares issued or issuable upon conversion of any capital share of the Company acquired by any Purchaser after the date hereof; and (iii) any other securities into which or for which any of the securities set forth in
(i) and (ii) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise. Notwithstanding the preceding sentence, the Conversion Shares and other Ordinary Shares which are Registrable Shares shall cease to be Registrable Shares upon any sale of such Registrable Shares pursuant to Rule 144.

     "Registration Expenses" means the expenses so described in Section 7.

     "Rule  144"  means  Rule  144,  as  amended,   promulgated  under  the
Securities Act or any successor rule or regulation thereto.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder, as amended.

     "Selling Expenses" means the expenses so described in Section 7.

     2.   Demand Registrations.
          --------------------

          (a) At any time after the 90th calendar day following the closing of the transactions contemplated by the Note Purchase Agreement, the Initiating Holders may request the Company to register for sale under the Securities Act all or any portion of the shares of Registrable Shares held by such Initiating Holders by submitting a written notice to the Company requesting such registration and specifying the manner of sale therein; provided, however, that the Company shall not be obligated to effect a registration pursuant to this Section 2 if the holders of Registrable Shares propose to sell Registrable Shares and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $2,500,000. If the Company is a registrant entitled to use Form F-3 or any successor thereto to register such shares, then the Company shall use its reasonable best efforts to register such shares under the Securities Act on Form F-3 or any successor thereto.

          (b) Following receipt of any notice under this Section 2, the Company shall within ten (10) days of receipt of such notice notify all holders of Registrable Shares from whom notice has not been received and shall use its best efforts (subject to the provisions of this Section 2) to register under the Securities Act for public sale in accordance with the method of disposition specified in such notice from the Initiating Holders the number of shares of Registrable Shares specified in such notice (and in all notices received by the Company from other holders within thirty (30) days after the giving of such notice by the Company). If such method of disposition shall be an underwritten public offering, the Initiating Holders may designate the managing underwriter of such offering, subject to the approval of the Company, which approval shall not be unreasonably withheld or delayed. Notwithstanding any other provision of this Section 2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the number of shares to be included in such an underwriting will be allocated, first, to the holders of Registrable Shares (pro rata based on the number of Registrable Shares), second, to the Company, and third, to other shareholders, but such allocation shall only be made if and to the extent that the managing underwriter shall be of the opinion that the inclusion of such shares in the underwriting would not adversely affect the marketing of the securities to be sold therein.

          (c) Except for registration statements on Form F-4, S-8 or any successor thereto, and except as requested pursuant to other agreements existing on the date hereof relating to registration rights (all as disclosed in Schedule 2.3 to the Note Purchase Agreement) the Company will not file with the Commission any other registration statement with respect to its Ordinary Shares, whether for its own account or that of other shareholders, from the date of receipt of a notice from the Initiating Holders until thirty (30) days after the completion of the period of distribution of the registration contemplated thereby.

          (d) In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 2:

               (i) After the Company has effected one registration pursuant to this Section 2, and such registration has been declared or ordered effective, and provided the registration statement covered all shares of Registrable Shares specified in notices received as aforesaid, for sale in accordance with the method of disposition specified by the Initiating Holders, became effective and, if such method of disposition is a firm commitment underwritten public offering, all such shares shall have been sold pursuant thereto;

               (ii) During the period from the date hereof until after the 90th calendar day following the closing of the Note Purchase Agreement; or

               (iii) If the Company shall furnish to the Initiating Holders a certificate signed by the President of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would not be in the best interests of the Company and its shareholders for such registration statement to be filed on or before the date filing would be required and it is therefore appropriate to defer the filing of such registration statement. Upon providing the Initiating Holders with said certificate, the Company may direct that such request for registration be delayed for a period not in excess of sixty (60) days, provided that such right to delay shall not be used more than once in any twelve month period.

     3. Incidental Registration. If the Company at any time (other than pursuant to Section 2 or Section 4) proposes to register any of its securities under the Securities Act for sale to the public (except with respect to registration statements on Forms F-4, S-8 or another form not available for registering the Registrable Shares for sale to the public, other than a registration statement including registration on the request of other shareholders of the Company), each such time it will give written notice to all holders of outstanding Registrable Shares of its intention to do so. Upon the written request of any such holder, received by the Company within thirty (30) days after the giving of any such notice by the Company, to register any of its Registrable Shares, the Company will use its reasonable best efforts (subject to the provisions of the following two sentences) to cause the Registrable Shares as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent requisite to permit the sale or other disposition by the holder of such Registrable Shares so registered. In the event that any registration pursuant to this Section 3 shall be, in whole or in part, an underwritten public offering of Ordinary Shares, the number of shares to be included in such an underwriting will be allocated, first, to the persons initially requesting such registration (including, if applicable, the Company), second, to the holders of Registrable Shares and other shareholders of the Company having incidental registration rights as of the date hereof (pro rata based on the number of shares beneficially owned (as determined pursuant to Rule 13d-3 of the Exchange Act) by such holders), and third, to the other shareholders of the Company then having incidental registration rights (pro rata based on the number of shares owned by such holders), but such allocation shall only be made if and to the extent that the managing underwriter shall be of the opinion that the inclusion of such shares in the underwriting would not adversely affect the marketing of the securities to be sold therein. In the event that the Company determines not to proceed with or consummate a registration of its securities that is subject to this
Section 3, the holders of Registrable Securities shall not have any rights under this Section 3 with respect to such a registration.

     4. Registration on Form F-3. If at any time after the 90th day following the closing of the Note Purchase Agreement (i) the Initiating Holders request that the Company file a registration statement on Form F-3 or any successor thereto for a public offering of all or any portion of the shares of Registrable Shares held by such Initiating Holders, and (ii) the Company is a registrant entitled to use Form F-3 or any successor thereto to register such shares, then the Company shall use its reasonable best efforts to register under the Securities Act on Form F-3 or any successor thereto, for public sale in accordance with the method of disposition specified in such notice, the number of Registrable Shares specified in such notice. Whenever the Company is required by this Section 4 to use its reasonable best efforts to effect the registration of Registrable Shares, each of the procedures and requirements of Section 2 (including but not limited to the requirement that the Company notify all holders of Registrable Shares from whom notice has not been received and provide them with the opportunity to participate in the offering) shall apply to such registration. The number of registrations on Form F-3 which may be requested by the Initiating Holders and obtained under this Section 4 shall be unlimited, provided, however, that the Company shall not be obligated to effect a registration pursuant to this Section 4 (a) more than once every 4
(four) months commencing on such date as the Company is entitled to use Form F-3 or any successor thereto to register such shares; (b) if the holders of Registrable Shares propose to sell Registrable Shares and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $2,500,000; or (c) if the Company shall furnish to the Initiating Holders a certificate signed by the President of the Company stating that in the good-faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form F-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form F-3 registration statement for a period of not more than sixty (60) days after receipt of the request of the Initiating Holders under this Section 4; provided, however, that the Company shall not utilize this right more than once in any twelve-month period. In the event that any registration pursuant to this Section 4 is, in whole or in part, an underwritten public offering of Ordinary Shares, the number of shares to be included in such an underwriting will be allocated, first, to the holders of Registrable Shares (pro rata based on the number of Registrable Shares), second, to the Company, and third, to other shareholders, but such allocation shall only be made if and to the extent that the managing underwriter shall be of the opinion that the inclusion of such shares in the underwriting would not adversely affect the marketing of the securities to be sold therein.

     5. Termination of Registration Rights. Notwithstanding any other provision of this Agreement, no holder of Registrable Shares shall be entitled to exercise any right provided for in Sections 2, 3 or 4 after ten years following the date hereof.

     6. Registration Procedures. If and whenever the Company is required by the provisions of Sections 2, 3 or 4 to use its best efforts (or, where applicable, reasonable best efforts) to effect the registration of any shares of Registrable Shares under the Securities Act, the Company will, as expeditiously as possible:

          (a) prepare and file with the Commission a registration statement (which, in the case of an underwritten public offering pursuant to Section 2, shall be on Form F-1 or other form of general applicability satisfactory to the Initiating Holders and the managing underwriter selected as therein provided) with respect to such securities and use its best efforts (or, where applicable, reasonable best efforts) to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as hereinafter provided);

          (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified in paragraph (a) above and comply with the provisions of the Securities Act with respect to the disposition of all Registrable Shares covered by such registration statement in accordance with the sellers' intended method of disposition set forth in such registration statement for such period;

          (c) furnish to each seller of Registrable Shares and to each underwriter such number of copies of the registration statement (including any post-effective amendment thereto) and the prospectus included therein (including each preliminary prospectus) and any amendment or supplement thereto (including any document incorporated therein by reference) as such persons reasonably may request in order to facilitate the public sale or other disposition of the Registrable Shares covered by such registration statement;

          (d) use its best efforts to register or qualify the Registrable Shares covered by such registration statement under the securities or "blue sky" laws of such jurisdictions as the sellers of Registrable Shares or, in the case of an underwritten public offering, the managing underwriter reasonably shall request, provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

          (e) use its best efforts to list the Registrable Shares covered by such registration statement with any securities exchange on which the Ordinary Shares of the Company is then listed;

          (f) notify each seller of Registrable Shares and each underwriter under such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

          (g) if the offering is underwritten and at the request of any seller of Registrable Shares, use its best efforts to furnish on the date that Registrable Shares are delivered to the underwriters for sale pursuant to such registration: (i) an opinion dated such date of counsel representing the Company for the purposes of such registration, addressed to the underwriters and to such seller, stating that such registration statement has become effective under the Securities Act and that (A) to the knowledge of such counsel after due inquiry, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities
Act, (B) the registration statement, the related prospectus and each amendment or supplement thereof comply as to form in all material respects with the requirements of the Securities Act (except that such counsel need not express any opinion as to financial statements contained therein) and
(C) to such other effects as reasonably may be requested by counsel for the underwriters or by such seller or its counsel and (ii) a letter dated such date from the independent public accountants retained by the Company, addressed to the underwriters and to such seller, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Company included in the registration statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters with respect to such registration as such underwriters reasonably may request; and

          (h) make available for inspection by each seller of Registrable Shares, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement.

          For purposes of Section 6(a) and 6(b) and of Section 2(c), the period of distribution of Registrable Shares in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Registrable Shares in any other registration shall be deemed to extend until the earlier of the sale of all Registrable Shares covered thereby and 120 (one hundred twenty) days after the effective date thereof.

          In connection with each registration hereunder, the sellers of Registrable Shares will furnish to the Company in writing such information with respect to themselves and the proposed distribution by them as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws.

          In connection with each registration pursuant to Sections 2, 3 or 4 covering an underwritten public offering, the Company and each seller agree to enter into a written agreement with the managing underwriter selected in the manner herein provided in such form and containing such provisions as are customary in the securities business for such an arrangement between such underwriter and companies of the Company's size and investment stature.

          7. Expenses. All expenses incurred by the Company in complying with Sections 2, 3 and 4, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including counsel fees) incurred in connection with complying with state securities or "blue sky" laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, costs of insurance and fees and disbursements of one counsel for the sellers of Registrable Shares (or of the Initiating Holders in case of Section 2), but excluding any Selling Expenses, are called "Registration Expenses." All underwriting discounts and selling commissions applicable to the sale of Registrable Shares are called "Selling Expenses."

          The Company will pay all Registration Expenses in connection with each registration statement under Sections 2, 3 or 4. All Selling Expenses in connection with each registration statement under Sections 2, 3 or 4 shall be borne by the participating sellers in proportion to the number of shares sold by each, or by such participating sellers other than the Company (except to the extent the Company shall be a seller) as they may agree.

     8. Indemnification and Contribution.
        --------------------------------

          (a) In the event of a registration of any of the Registrable Shares under the Securities Act pursuant to Sections 2, 3 or 4, the Company will indemnify and hold harmless each seller of such Registrable Shares thereunder, each underwriter of such Registrable Shares and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such seller, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Shares were registered under the Securities Act pursuant to Sections 2, 3 or 4, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such seller, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such seller, such underwriter or such controlling person in writing specifically for use in such registration statement or prospectus.

          (b) In the event of a registration of any of the Registrable Shares under the Securities Act pursuant to Sections 2, 3 or 4, each seller of such Registrable Shares thereunder, severally and not jointly, will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Registrable Shares was registered under the Securities Act pursuant to Sections 2, 3 or 4, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that such seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such seller, as such, furnished in writing to the Company by such seller specifically for use in such registration statement or prospectus, and provided, further, however, that the liability of each seller hereunder shall not in any event to exceed the net proceeds received by such seller from the sale of Registrable Shares covered by such registration statement.

          (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this
Section 8 and shall only relieve it from any liability which it may have to such indemnified party under this Section 8 if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 8 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred.

          (d) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any holder of Registrable Shares exercising rights under this Agreement, or any controlling person of any such holder, makes a claim for indemnification pursuant to this Section 8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling holder or any such controlling person in circumstances for which indemnification is provided under this Section 8; then, and in each such case, the Company and such holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) the same proportion as their relative faults in causing such losses, claims, damages or liabilities; provided, however, that, in any such case, (A) no such holder will be required to contribute any amount in excess of the net sale proceeds received by such seller for all such Registrable Shares offered by it pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

     9. Changes in Ordinary Shares. If, and as often as, there is any change in the Ordinary Shares by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue with respect to the Ordinary Shares as so changed.

     10. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Shares to the public without registration, at all times after 90 days after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, the Company agrees to:

          (a) make and keep public information available, as those terms are understood and defined in Rule 144;

          (b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

          (c) furnish to each holder of Registrable Shares forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as such holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such holder to sell any Registrable Shares without registration.

     11. Representations and Warranties of the Company. The Company represents and warrants as follows:

          (a) The execution, delivery and performance of this Agreement by the Company have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the charter documents of the Company or any provision of any indenture, agreement or other instrument to which it or any of its properties or assets is bound, conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company.

          (b) This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms.

     12. Assignment of Registrable Shares. The rights to cause the Company to register Registrable Shares pursuant to this Agreement may be assigned (but only with all related obligations) by a holder of Registrable Shares to its Permitted Transferees or Affiliates or any purchaser of the beneficial ownership (as determined pursuant to Rule 13d-3 of the Exchange
Act) of at least 10% of the Conversion Shares, provided the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned.

     13. Lock-Up Agreement. Each holder of Registrable Shares, if requested by the managing underwriter of a registered public offering of securities by the Company, shall agree not to sell or otherwise transfer or dispose of any Registrable Shares or other securities of the Company then held by such holder (the "Lock-Up") for a specified period of time that is customary under the circumstances following the effective date of the registration statement for such offering and required by the lead underwriter, but in no event to exceed 45 days, provided that this Section 13 shall not apply unless (a) each other beneficial owner of 5% or more of the outstanding ordinary shares of the Company, each executive officer and director of the Company and each Affiliate of each executive officer and director of the Company enter into a similar agreement covering not less than 45 days, (b) the Purchaser and its Permitted Transferees collectively beneficially own at least 5% of the outstanding ordinary shares of the Company, (c) each holder of Registrable Shares is entitled to participate in such registered public offering pursuant to the terms of this Agreement, (d) the Initiating Holders have not requested a registration pursuant to Section 2 hereof which has not yet become effective, (e) the Lock-Up is requested in connection with a firm commitment underwritten offering in the United States of ordinary shares issued by the Company, (f) the holders of Registrable Shares have not been subject to a Lock-Up in the immediately preceding 12 month period and (g) the Company is not in default under any of the Transaction Documents (as defined in the Note Purchase Agreement). Notwithstanding anything herein to the contrary, nothing herein shall prohibit or otherwise prevent any sale or other transfer of Registrable Shares by any holder thereof in compliance with Rule 144.

     14. Miscellaneous.
         -------------

          (a) All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including without limitation transferees of any Registrable Shares), whether so expressed or not.

          (b) All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by telecopier or telex, addressed as follows:

               if to the Company or the Purchaser, at the addresses of such party set forth in the Note Purchase Agreement;

               if  to  any  subsequent   holder  of  Convertible  Notes  or
Registrable Shares, to it at such address as may have been furnished to the Company in writing by such holder;

               or, in any case, at such other address or addresses as shall have been furnished in writing to the Company (in the case of a holder of Convertible Notes or Registrable Shares) or to the holders of Convertible Notes or Registrable Shares (in the case of the Company) in accordance with the provisions of this paragraph.

          (c) THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

          (d) If any litigation shall be brought by any party hereto which arises out of, or is related in any manner to, this Agreement, the parties hereby consent and submit to the jurisdiction of the state or federal court of competent jurisdiction sitting within the area comprising the Southern District of New York on the date of this Agreement. Notwithstanding the foregoing, a court sitting in Israel may exercise jurisdiction solely in connection with the enforcement of any judgment rendered by such federal or state court in the area comprising the Southern District of New York. The parties hereby irrevocably waive any objection, including, but not limited to, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such litigation in such jurisdiction.

          (e) Nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by applicable law or to commence legal proceedings or otherwise proceed against the other party in any other jurisdiction.

          (f) The Company hereby waives any right it may have to a trial by jury in respect of any action, proceeding or litigation directly or indirectly arising out of, under or in connection with, THIS AGREEMENT.

          (g) This Agreement may not be amended or modified, and no provision hereof may be waived, without the written consent of the Company and the Purchaser.

          (h)  This   Agreement   may  be  executed  in  2  (two)  or  more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          (i) The Company shall not grant to any third party any registration rights more favorable than, as favorable as or inconsistent with any of those contained herein, so long as any of the registration rights under this Agreement remains in effect; provided, however, that the Company may grant registration rights as favorable as those contained herein to the holders of New Notes (as defined in the Note Purchase Agreement).

          (j) If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

          (k) The registration rights set forth in this Agreement shall apply, mutatis mutandis, to registrations of the Registrable Shares outside the United States.

     IN WITNESS WHEREOF, the Company and the Purchaser have executed this Registration Rights Agreement as of the day and year first above written.

                                       GILAT COMMUNICATIONS LTD.


                                       By: /s/ Noam Fink
                                          ----------------------------
                                       Name:  Noam Fink
                                       Title: Executive Vice President
                                              & Chief Financial Officer




                                       SHAMROCK HOLDINGS OF CALIFORNIA, INC.



                                       By: /s/ Robert G. Moskowitz
                                          ----------------------------
                                       Name:  Robert G. Moskowitz
                                       Title: Executive Vice President